                                                                     EXHIBIT 4.2

                         CERTIFICATE OF DESIGNATION OF
              THE POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS OF
                        THE SERIES B PREFERRED STOCK OF
                            PINNACLE HOLDINGS INC.

                         Pursuant to the provisions of
                                Section 151 of
                        the General Corporation Law of
                             the State of Delaware

     Pinnacle Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the Board of
                               -----------
Directors of the Corporation, by vote at a meeting duly called and held or by written consent in accordance with the General Corporation Law of the State of Delaware, adopted the following resolution:


                   A RESOLUTION OF THE BOARD OF DIRECTORS OF
                            PINNACLE HOLDINGS INC.
                           CREATING AND AUTHORIZING
                   A SERIES OF PREFERRED STOCK DESIGNATED AS
                           SERIES B PREFERRED STOCK
                        AND FIXING AND DETERMINING THE
                    RELATIVE RIGHTS AND PREFERENCES THEREOF

          RESOLVED, pursuant to the authority expressly granted by the provisions of the Restated Certificate of Incorporation of Pinnacle Holdings Inc., a Delaware corporation (the "Corporation"), the Board of Directors of the
                                   -----------
Corporation hereby creates and authorizes the issuance of a series of preferred stock, par value $0.001 per share, of the Corporation, to consist of 100 shares, and hereby fixes the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions of the shares of such series (in addition to any thereof set forth in the Restated Certificate of Incorporation of the Corporation that are applicable to all series of the Corporation's preferred stock) as follows:

          SECTION 1.  DESIGNATION AND NUMBER OF SHARES.  The Corporation is
                      --------------------------------
     hereby authorized to issue from time to time a total of 100 shares to be designated Series B Preferred Stock, with $0.001 par value per share, having the preferences, qualification, rights and privileges herein set forth (the "Series B Preferred"). Other capitalized terms used and not
                 ------------------
     otherwise defined herein have the meanings set forth in Section 9.

          SECTION 2.     RANK.
                         ----

               2A.  PRIORITY.  The Series B Preferred will rank with respect to
                    --------
     dividend rights and rights on liquidation, winding up and dissolution: (a) senior to the Common Stock and all other Junior Securities; (b) pari passu with all Pari Passu Securities; and (c) junior to all Senior Securities.

               2B.  DISTRIBUTIONS.  Any distribution made pursuant to dividend
                    -------------
     rights or rights on liquidation, winding up, or dissolution will be made to the holders of the Corporation's securities in accordance with the relative priorities set forth above, and any such distribution will fully satisfy the Corporation's obligations to the holders of a senior security prior to any distribution to the holders of any junior security.

           SECTION 3.    DIVIDENDS.
                         ---------

               3A.  GENERAL OBLIGATION.  When and as declared by the
                    ------------------
     Corporation's Board of Directors and to the extent permitted under the General Corporation Law of the State of Delaware (as in effect from time to time, the "DGCL"), and subject to the terms of any Senior Securities, the
                ----
     Corporation will pay preferential dividends to the holders of the Series B Preferred as provided in this Section 3. Dividends on each share of the Series B Preferred (a "Share") will accrue on a daily basis at the rate of
                            -----
     14% per annum of the sum of the Liquidation Value thereof from time to time plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of: (a) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation; or (b) the date on which such Share is acquired by the Corporation. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share will be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

               3B.  DIVIDEND REFERENCE DATES.  To the extent not paid on March
                    ------------------------
     31, June 30, September 30 or December 31 of any year, beginning with the first such date after the date of issuance of the Share in question (each a "Dividend Reference Date"), all dividends which have accrued on each Share
      -----------------------
     outstanding during the three-month period (or other period, in the case of the first Dividend Reference Date after the date of issuance of such Share) ending upon each such Dividend Reference Date will be accumulated and will remain accumulated and accrued dividends with respect to such Share until paid to the holder thereof.

               3C.  DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS.  If at any time
                    -----------------------------------------
     the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment will be distributed pro rata among the holders thereof based upon the rank and number of Shares held by each such holder.

          SECTION 4.     LIQUIDATION.  Subject to the terms of any Senior
                         -----------
     Securities, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred will be entitled to be paid, after any required distribution or payment is made upon any Senior Securities, before any distribution or payment is made upon any Junior Securities, and on a pari passu basis (pro rata according to the relative amounts to be paid) with any required distribution or payment to be made upon any Pari Passu Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series B Preferred and any Pari Passu Securities are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 4, then the entire assets available to be distributed to the Corporation's stockholders will be distributed pro rata among the holders of Series B Preferred and any Pari Passu Securities based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series B Preferred, and the comparable amount payable to the holders of any Pari Passu Securities, held by each such holder.
     Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

          SECTION 5.     APPROVAL BY SERIES B PREFERRED OF DIVIDENDS AND
                         -----------------------------------------------
     REDEMPTIONS.  So long as any Series B Preferred remains outstanding,
     -----------
     without the prior written consent of the holders of a majority of the outstanding shares of Series B Preferred, the Corporation will not, nor will it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor will the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

          SECTION 6.     VOTING RIGHTS.  Except as otherwise may be required
                         -------------
     herein or by the DGCL, the holders of the Series B Preferred will not be entitled to notice of any meeting of the stockholders of the Corporation and will not be entitled to vote, together with any other stockholders or as a separate class, on any matter to be voted on the by the Corporation's stockholders.

          SECTION 7.     REGISTRATION OF TRANSFER.  The Corporation will keep at
                         ------------------------
     its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred represented by the surrendered certificate.

          SECTION 8.     REPLACEMENT.  Upon receipt of evidence reasonably
                         -----------
     satisfactory to the Corporation (provided that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Share(s), and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          SECTION 9. DEFINITIONS. As used herein, the following terms have the following respective meanings:

               "DGCL" has the meaning set forth in Section 3A.
                ----

               "DIVIDEND REFERENCE DATE" has the meaning set forth in Section
                -----------------------
          3B.

               "JUNIOR SECURITIES" means any capital stock or other equity
                -----------------
          securities of the Corporation, except for the Series B Preferred, Senior Securities and Pari Passu Securities.

               "LIQUIDATION VALUE" means, in relation to any Share, $1,000,000.
                -----------------

               "PARI PASSU SECURITIES" means shares of any series of preferred
                ---------------------
          stock of the Corporation created and authorized in accordance with the Restated Certificate of Incorporation of the Corporation, if the terms of such series expressly provide that shares of such series will be "Pari Passu Securities" with respect to the Series B Preferred.

               "SENIOR SECURITIES" means (a) shares of the Corporation's Series
                -----------------
          A Senior Preferred Stock, par value $0.001 per share, and (b) shares of any other series of preferred stock of the Corporation created and authorized in accordance with the Restated Certificate of Incorporation of the Corporation, if the terms of such other series expressly provide that shares of such series will be "Senior Securities" with respect to the Series B Preferred.

               "SERIES B PREFERRED"  has the meaning set forth in Section 1.
                ------------------

               "SUBSIDIARY" means any corporation of which the shares of
                ----------
          outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          SECTION 10.    AMENDMENT AND WAIVER.  No amendment, modification or
                         --------------------
     waiver will be binding or effective with respect to any provision of any of Sections 1 through 10 hereof without the prior written consent of the holders of a majority of the Series B Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series B Preferred then outstanding.

        *              *               *              *               *

          IN WITNESS WHEREOF, this Certificate has been executed as of the date specified below by the officer of the Corporation indicated below:

Dated:  September 3, 1998

                                    PINNACLE HOLDINGS INC.



                                    By:  ______________________________
                                         Name:
                                         Title:

     THE DISCLOSURE SCHEDULES TO THIS AGREEMENT HAVE BEEN OMITTED PURSUANT TO
ITEM 601(B)(2) OF REGULATION S-K. PINNACLE HOLDINGS INC. AGREES TO FURNISH THESE SCHEDULES TO THE COMMISSION UPON REQUEST.